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                                 EXHIBIT 99.5

                         FORM OF ASSUMPTION AGREEMENT


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                       STOCK OPTION ASSUMPTION AGREEMENT,

                               WAIVER AND RELEASE

          This Stock Option Assumption Agreement, Waiver and Release (the "Agreement and Release") is made and entered into by and between RAVISENT
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Technologies Inc., Teknema, Inc. and ________________ ("Employee") as of the
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Effective Time, as such term is defined in the Agreement and Plan of
Reorganization dated as of October 8, 1999 (the "Merger Agreement") by and among
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Acquiror, Merger Sub and Target ("Target").  Capitalized terms used in this
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Agreement and Release without definition have the respective meanings assigned to them in the Merger Agreement.

                                    Recitals
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          Employee holds certain vested and unvested options to acquire shares of common stock, par value $.001 per share, of Target ("Target Options"), as set
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forth in Annex I hereto (the "Employee Options").  The Merger Agreement provides
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that at the Effective Time, Target Options which are outstanding and immediately prior to the Effective Time shall be assumed and converted into an option to acquire the applicable number of shares or fraction of a share of common stock, par value $.001, of Acquiror (the "Acquiror Common Stock") subject to the escrow
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of ten percent (10%) of the Target Options as provided in the Merger Agreement.
In addition, the Merger Agreement provides that, immediately prior to the Effective Time, (i) each Assumed Option (as defined herein) (other than Assumed Options held by ______________, ______________, __________________ and _____
_____ (each a "Principal" and collectively the "Principals")) shall be credited for an additional nine months of vesting, effective as of the Effective Time;
(ii) the vesting schedule applicable to the Principals' Assumed Options which are unvested immediately prior to the Effective Time shall be modified so that
(A) seventy-five percent (75%) of such unvested Assumed Options held by the Principals shall become vested, and the right of repurchase with respect to seventy-five percent (75%) of such unvested Assumed Options held by the Principals shall lapse, and (B) twenty-five percent (25%) of such Assumed
Options held by the Principals shall not be exercisable or vest, and the right of repurchase applicable to twenty-five percent (25%) of such Assumed Options held by the Principals shall not lapse, either in whole or in part, until the third anniversary of the Effective Time; and (iii) each Principal shall be required to enter into an agreement restricting his ability to sell Acquiror Common Stock for a two year period after the Effective Time, subject to certain exceptions. It is a condition to the obligations of Acquiror to complete the Merger that each Target Option holder shall have entered into, executed and delivered an Agreement and Release acknowledging and agreeing to the treatment of Target Options prescribed by the Merger Agreement and releasing and waiving any and all claims in connection with the Target Options, in form reasonably acceptable to Acquiror.

          Therefore, Acquiror, Target and Employee hereby mutually agree as follows:

                                   Agreement
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     Section 1.  Assumption of Employee Options.
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     (a) Assumption.  On the terms and subject to the conditions set forth in
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this Agreement and Release, and subject (as a condition precedent) to the execution, delivery and effectiveness of this Agreement and Release by Employee and the occurrence of the Effective Time of the Merger pursuant to the Merger Agreement, Acquiror hereby assumes the Employee Options set forth in Annex I
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hereto, such assumption to be effective as of the Effective Time of the Merger.
Employee hereby acknowledges and agrees that each Assumed Option shall continue to have, and be subject to, the same terms and conditions set forth in the Target Stock Option Plan (if applicable) and the applicable stock option agreement as in effect immediately prior to the Effective Time, and except that:

          (i) each Assumed Option will be exercisable for that number of whole shares of Acquiror Common Stock equal to the product of the number of shares of Target Common Stock that were issuable upon exercise of such Assumed Option immediately prior to the Effective Time multiplied by the Option Exchange Ratio (as defined in the Merger Agreement) and rounded down to the nearest whole number of shares of Acquiror Common Stock;

          (ii) the per share exercise price for the shares of Acquiror Common Stock issuable upon exercise of each Assumed Option will be equal to the quotient obtained by dividing the exercise price per share of Target Common Stock at which such Assumed Option was exercisable immediately prior to the Effective Time by the Option Exchange Ratio (as defined in the Merger Agreement), rounded up to the nearest whole cent; and

     (b) Escrow.  Employee hereby acknowledges and agrees that ten percent (10%)
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of the Assumed Options shall be held in escrow pursuant to the Merger Agreement and the Escrow Agreement entered into in connection therewith for a one year period following the Effective Time; and Stathis Kassimidis shall act as the agent for Employee with respect to the Assumed Options held in escrow.

     (c) Status as Incentive Stock Options.  Employee hereby acknowledges and
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agrees that, although it was the intention of Acquiror and Target that the
Assumed Options qualify, to the maximum extent permissible, following the Effective Time as incentive stock options as defined in Section 422 of the Internal Revenue Code to the extent such options qualified as incentive stock options prior to the Effective Time, the Target Options held by Employee may not qualify as incentive stock options and may instead be treated as nonqualifying options, which are subject to less favorable tax treatment than incentive stock options.

     Section 2.  Certain Further Acknowledgments.
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     (a) Assumption of Other Target Options.  Employee hereby acknowledges and
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agrees that, pursuant to Section 1.6(d) of the Merger Agreement, at the
Effective Time, the Target 1996 Stock Option Plan (the "Target Stock Option
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Plan") and all Target Options outstanding as of the Effective Time which are held by holders who have delivered a Stock Option Assumption Agreement, Waiver and Release in the form of this Agreement and Release shall be assumed by Acquiror (each such Target Option an "Assumed Option" and collectively the
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"Assumed Options").
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     (b) Treatment of Certain Target Options.  Employee acknowledges and agrees
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That each Assumed Option (other than Assumed Options held by _________________,
__________________, ________________ and ___________ (each a "Principal" and collectively the "Principals")) has heretofore been credited by Teknema for an additional nine months of vesting, effective as of the Effective Time, and that no additional vesting is granted by this Agreement and Release. Employee further acknowledges and agrees that (i) the vesting schedule applicable to the Principals' Assumed Options which are unvested immediately prior to the Effective Time has been modified by Teknema so that (A) seventy-five percent (75%) of such unvested Assumed Options held by the Principals have become vested, and the right of repurchase with respect to seventy-five percent (75%) of such unvested Assumed Options held by the Principals has lapsed (in each case effective as of the Effective Time) and (B) twenty-five percent (25%) of such Assumed Options held by the Principals shall not be exercisable or vest, and the right of repurchase applicable to twenty-five percent (25%) of such Assumed Options held by the Principals shall not lapse, either in whole or in part, until the third anniversary of the Effective Time, and (ii) each Principal is required by the Merger Agreement to enter into an agreement restricting his ability to sell Acquiror Common Stock for a two year period after the Effective Time, subject to certain exceptions.

     Section 3.  Payment of Taxes.  Employee shall be solely and fully
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responsible for all applicable federal, state and local income, employment and payroll taxes with respect to the exercise of Employee's options.

     Section 4.  RELEASE OF CLAIMS.  In consideration for the assumption of
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Employee's Assumed Options and the grant of additional vesting described in
Section 1 above, Employee and his successors release Target, Acquiror, Merger Sub, their affiliates and their shareholders, investors, directors, officers, employees, agents, attorneys, legal successors and assigns of and from any and all claims, actions and causes of action, whether now known or unknown, which Employee now has, or at any other time had, or shall or may have against the released parties under or relating to any Target Stock Option, the status thereof as an incentive stock option.

          (a) Employee acknowledges that he has read Section 1542 of the Civil Code of the State of California, which states in full that:

          "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

          (b) Employee waives any rights that he has or may have under Section 1542 to the full extent that he may lawfully waive such rights pertaining to this release of claims, and affirms that he is releasing all known and unknown claims relating to the subject matter of this Agreement and Release that he has or may have against the parties listed above.

          (c) Employee understands that he should consult with an attorney prior to signing this Agreement and Release and that he is giving up legal claims he may have

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against the parties released above by signing this Agreement and Release.
Employee acknowledges that he is signing this Agreement and Release knowingly, willingly and voluntarily in exchange for the consideration described herein.

     Section 5.  Arbitration.  Any claim, dispute or controversy arising
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out of this Agreement and Release, the interpretation, validity or enforceability of this Agreement and Release or the alleged breach thereof shall be submitted by the parties to binding arbitration in Philadelphia, Pennsylvania or elsewhere by mutual agreement. The arbitration shall be conducted by a three
(3) person panel, selected as follows: Acquiror and Employee shall each select one arbitrator, and the two (2) selected arbitrators shall select in their sole discretion a third arbitrator. The arbitration procedure shall be governed by the arbitration rules of the American Arbitration Association. All costs and expenses of arbitration (or litigation to enforce such arbitration), including but not limited to attorneys fees and other costs reasonably incurred by Employee, shall be paid by party which does not prevail. Judgment may be entered on the award of the arbitration in any court having jurisdiction.

     Section 6.  Interpretation.  The parties agree that this Agreement and
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Release shall be interpreted in accordance with and governed by the laws of the
State of California, without regard to such state's conflict of laws rules.

     Section 7.  Successors and Assigns.
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     (a) Successors of Acquiror and Target.  This Agreement and Release shall be
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inure to the benefit of and be enforceable by and be binding upon any successor or assignee of Acquiror and Target (whether direct or indirect, by purchase, merger, consolidation or otherwise).

     (b) Heirs of Employee.  This Agreement and Release shall inure to the
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benefit of and be enforceable by the Employee's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

     Section 8.  Validity.  If any one or more of the provisions (or any part
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thereof) of this Agreement and Release shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions (or any part thereof) shall not in any way be affected or impaired thereby.

     Section 9.  Modification.  This Agreement and Release may only be modified
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or amended by a written agreement signed by Employee, Acquiror and Target.

     Section 10.  Counterparts.  This Agreement and Release may be executed in
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counterparts, each of which shall be deemed an original.

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     IN WITNESS WHEREOF, the parties have executed this Agreement and Release this __ day of ________________, 1999.


                               TARGET


                               By:
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                               Title:
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                               ACQUIROR

                               By:
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                               Title:
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                               EMPLOYEE


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                               Employee's Signature


                               Address

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